Exhibit 10.19

THIS CONVERTIBLE PROMISSORY NOTE HAS BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

$ .	November 11, 2014

For value received BENECHILL, INC., a Delaware corporation (the “Company”), promises to pay to                      or its assigns (“Holder”) the principal sum of $        , with interest on the outstanding principal amount at the rate of 0.39% per annum. Interest shall commence with and be computed from the date of each advance under this Note and shall continue on the outstanding principal until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

1. This Convertible Promissory Note (“Note”) is part of a series of similar notes (collectively, the “Notes”) pursuant to the terms of that certain Note Purchase Agreement dated as of November 11, 2014 (as may be amended, the “Agreement”), to the persons listed on the Schedule of Purchasers attached to the Agreement (collectively, the “Holders”), and evidences the proceeds of loans to be made by the Holders to the Company.

2. In the event that the Company completes an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Company on a firm commitment basis (an “IPO”), the outstanding principal balance and all accrued and unpaid interest under this Note shall automatically convert, simultaneously with the closing of the IPO, into shares of Common Stock registered in the IPO at a conversion price equal to the per share public offering price in the IPO. In the event that the Company elects to terminate its IPO by filing a withdrawal of its registration statement with the Securities and Exchange Commission, then effective as of such date, the outstanding principal balance and all accrued and unpaid interest under this Note shall automatically convert into the Company’s Series E Preferred Stock at a conversion price equal to [$1.4195] [$1.002]. In addition, upon the occurrence of an Acquisition or Asset Transfer (as such terms are described in Company’s certificate of incorporation) prior to the conversion of this Note, the outstanding principal balance and all accrued and unpaid interest under this Note shall automatically convert into the Company’s Series E Preferred Stock at a conversion price equal to [$1.4195] [$1.002].

3. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

4. This Note shall be governed by construed and under the laws of the State of Delaware, without giving effect to conflicts of laws principles.

5. Any term of this Note may be amended or waived with the written consent of the Company and the Required Holders, as provided in Section 6.5 of the Agreement. Upon the effectuation of such waiver or amendment in conformance with this Section 5, the Company shall promptly give written notice thereof to the record holders of the Notes who have not previously consented thereto in writing.

6. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in a form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered Holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

IN WITNESS WHEREOF, the Company has duly executed this Note effective as of the day and year first written above.

BENECHILL, INC.

By:
Name:	Fred Colen
Title:	Chief Executive Officer

(Signature Page to Convertible Promissory Note)

SCHEDULE OF NOTES ISSUED NOVEMBER 11, 2014

NAME	PRINCIPAL AMOUNT - $1.4195 CONVERSION PRICE	PRINCIPAL AMOUNT - $1.002 CONVERSION PRICE	TOTAL
HEALTHCAP V L.P.	$216,979.08	$204,494.15	$421,473.23
OFP V ADVISOR AB	$3,304.26	$3,114.13	$6,418.39
MEDVEN AFFILIATES V, L.P.	$2,986.68	$257.00	$3,243.68
MEDVENTURE ASSOCIATES V, L.P.	$113,226.79	$9,743.00	$122,969.79
NGN BIOMED OPPORTUNITY ANNEX FUND L.P.	$114,749.15	$119,703.01	$234,452.16
NGN BIOMED OPPORTUNITY I, L.P.	$33,181.47	$24,858.53	$58,040.00
NGN BIOMED OPPORTUNITY I GMBH & CO. BETEILIGUNGS KG	$23,988.53	$17,971.47	$41,960.00
RÜTLI FOUNDATION SOLON MEDICAL	$86,315.28	$0	$86,315.28
ALEXANDER MARCHESSINI	$10,000.00	$10,000.00	$20,000.00
MICHAEL BERMAN	$5,127.47	$0	$5,127.47
TOTAL	$609,858.71	$390,141.29	$1,000,000.00